Exhibit 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions, except per share amounts)
(Unaudited)

		Three Months
		Ended March 31
	2007		2006

OPERATING REVENUES:
Gas utility	$584.1		$572.7
Electric utility	108.1		105.2
Nonutility revenues	141.8		96.6
Total operating revenues	834.0		774.5

OPERATING EXPENSES:
Cost of gas sold	424.5		429.0
Cost of fuel and purchased power	40.6		38.1
Cost of nonutility revenues	96.4		78.4
Other operating	106.5		72.8
Depreciation and amortization	45.7		41.6
Taxes other than income taxes	24.7		23.1
Total operating expenses	738.4		683.0

OPERATING INCOME	95.6		91.5

OTHER INCOME:
Equity in earnings of unconsolidated affiliates	22.2		13.7
Other - net	7.4		2.1
Total other income	29.6		15.8

INTEREST EXPENSE	25.0		23.8

INCOME BEFORE INCOME TAXES	100.2		83.5

INCOME TAXES	30.1		25.9

NET INCOME	$70.1		$57.6

AVERAGE COMMON SHARES OUTSTANDING	75.8		75.7
DILUTED COMMON SHARES OUTSTANDING	76.5		76.1

EARNINGS PER SHARE OF COMMON STOCK

BASIC	$0.92		$0.76

DILUTED	$0.92		$0.76

VECTREN UTILITY HOLDINGS
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions)
(Unaudited)

		Three Months
		Ended March 31
	2007		2006

OPERATING REVENUES:
Gas utility	$584.1		$572.7
Electric utility	108.1		105.2
Other	0.4		0.4
Total operating revenues	692.6		678.3

OPERATING EXPENSES:
Cost of gas sold	424.5		429.0
Cost of fuel and purchased power	40.6		38.1
Other operating	67.2		61.6
Depreciation and amortization	39.2		37.1
Taxes other than income taxes	24.2		22.8
Total operating expenses	595.7		588.6

OPERATING INCOME	96.9		89.7

OTHER INCOME - NET	2.7		0.9

INTEREST EXPENSE	19.4		20.0

INCOME BEFORE INCOME TAXES	80.2		70.6

INCOME TAXES	29.3		27.2

NET INCOME	$50.9		$43.4

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Millions - Unaudited)
	March 31,	December 31,
	2007	2006
ASSETS
Current Assets
Cash & cash equivalents	$16.9	$32.8
Accounts receivable - less reserves of $4.2 &
$3.3, respectively	252.6	198.6
Accrued unbilled revenues	98.9	146.5
Inventories	79.0	163.5
Recoverable fuel & natural gas costs	2.2	1.8
Prepayments & other current assets	58.9	172.7
Total current assets	508.5	715.9
Utility Plant
Original cost	3,854.4	3,820.2
Less: accumulated depreciation & amortization	1,451.1	1,434.7
Net utility plant	2,403.3	2,385.5
Investments in unconsolidated affiliates	194.3	181.0
Other investments	74.0	74.5
Nonutility property - net	301.0	294.4
Goodwill - net	238.0	237.8
Regulatory assets	158.4	163.5
Other assets	39.4	39.0
TOTAL ASSETS	$3,916.9	$4,091.6
LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$104.5	$180.0
Accounts payable to affiliated companies	64.6	89.9
Refundable fuel & natural gas costs	41.2	35.3
Accrued liabilities	222.6	147.2
Short-term borrowings	272.5	464.8
Current maturities of long-term debt	24.3	24.2
Long-term debt subject to tender	20.0	20.0
Total current liabilities	749.7	961.4
Long-term Debt - Net of Current Maturities &
Debt Subject to Tender	1,208.2	1,208.0
Deferred Income Taxes & Other Liabilities
Deferred income taxes	234.3	260.7
Regulatory liabilities	294.6	291.1
Deferred credits & other liabilities	207.1	195.8
Total deferred credits & other liabilities	736.0	747.6
Minority Interest in Subsidiary	0.4	0.4
Common Shareholders' Equity
Common stock (no par value) – issued & outstanding
76.5 and 76.1 shares, respectively	533.1	525.5
Retained earnings	688.0	643.6
Accumulated other comprehensive income	1.5	5.1
Total common shareholders' equity	1,222.6	1,174.2
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$3,916.9	$4,091.6

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions - Unaudited)

	March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$70.1	$57.6
Adjustments to reconcile net income to cash from operating activities:
Depreciation & amortization	45.7	41.6
Deferred income taxes & investment tax credits	1.5	2.1
Equity in earnings of unconsolidated affiliates	(22.2)	(13.7)
Provision for uncollectible accounts	5.4	4.7
Expense portion of pension & postretirement periodic benefit cost	2.4	2.7
Other non-cash charges - net	0.2	0.8
Changes in working capital accounts:
Accounts receivable & accrued unbilled revenue	(11.8)	91.9
Inventories	84.5	58.9
Recoverable fuel & natural gas costs	5.5	21.8
Prepayments & other current assets	69.5	30.9
Accounts payable, including to affiliated companies	(95.3)	(170.5)
Accrued liabilities	58.0	54.4
Unconsolidated affiliate dividends	6.8	23.9
Changes in noncurrent assets	4.3	(1.4)
Changes in noncurrent liabilities	(9.4)	1.0
Net cash flows from operating activities	215.2	206.7
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from:
Long-term debt - net of issuance costs	0.1	-
Stock option exercises & other stock plans	5.8	-
Requirements for:
Dividends on common stock	(23.9)	(23.1)
Net change in short-term borrowings	(192.3)	(137.1)
Net cash flows from financing activities	(210.3)	(160.2)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from:
Unconsolidated affiliate distributions	10.7	-
Other collections	35.8	0.7
Requirements for:
Capital expenditures, excluding AFUDC equity	(67.2)	(54.1)
Unconsolidated affiliate investments	(0.1)	(3.6)
Other investments	-	(0.3)
Net cash flows from investing activities	(20.8)	(57.3)
Net decrease in cash & cash equivalents	(15.9)	(10.8)
Cash & cash equivalents at beginning of period	32.8	20.4
Cash & cash equivalents at end of period	$16.9	$9.6

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
HIGHLIGHTS
(millions, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31
	2007	2006

REPORTED EARNINGS:
Utility Group	$50.9	$43.4

Non-utility Group
Energy Marketing and Services	15.7	12.9
Mining Operations	1.6	1.8
Energy Infrastructure Services	(2.0)	(1.2)
Other Businesses	0.3	-
Total Non-utility Operations	15.6	13.5

Corporate and Other	0.2	-

Sub-Total Operations	66.7	56.9

Synfuels-related	3.4	0.7

Vectren Consolidated	$70.1	$57.6

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES

SELECTED GAS DISTRIBUTION
OPERATING STATISTICS
(Unaudited)

	Three Months
	Ended March 31
	2007	2006

GAS OPERATING REVENUES (Millions):

Residential	$399.8	$384.6
Commercial	159.6	162.1
Industrial	21.3	22.1
Miscellaneous Revenue	3.4	3.9
	$584.1	$572.7

GAS MARGIN (Millions):

Residential	$105.1	$92.9
Commercial	35.2	31.8
Industrial	15.7	14.9
Miscellaneous	3.6	4.1
	$159.6	$143.7

GAS SOLD & TRANSPORTED (MMDth):

Residential	38.4	31.7
Commercial	16.4	13.6
Industrial	26.4	25.5
	81.2	70.8

AVERAGE GAS CUSTOMERS

Residential	911,855	906,047
Commercial	84,827	84,466
Industrial	1,630	1,656
	998,312	992,169

YTD WEATHER AS A PERCENT OF NORMAL:

Heating Degree Days (Ohio)	99%	86%

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES

SELECTED ELECTRIC
OPERATING STATISTICS
(Unaudited)
	Three Months
	Ended March 31
	2007	2006

ELECTRIC OPERATING REVENUES (Millions):

Residential	$33.7	$30.2
Commercial	23.2	21.9
Industrial	32.1	30.3
Municipals	5.2	5.6
Miscellaneous Revenue	3.0	2.9
Total Retail	97.2	90.9
Net Wholesale Revenues	10.9	14.3
	$108.1	$105.2
ELECTRIC MARGIN (Millions):

Residential	$24.1	$22.5
Commercial	15.7	15.4
Industrial	16.5	16.6
Municipals	2.2	2.7
Miscellaneous	2.9	2.8
Total Retail	61.4	60.0
Net Wholesale Margin	6.1	7.1
	$67.5	$67.1

ELECTRICITY SOLD (GWh):

Residential	390.6	355.4
Commercial	307.3	301.6
Industrial	627.0	637.9
Municipals	130.0	145.3
Miscellaneous Sales	5.1	5.2
Total Retail	1,460.0	1,445.4
Wholesale	260.5	462.6
	1,720.5	1,908.0

AVERAGE ELECTRIC CUSTOMERS

Residential	122,063	120,918
Commercial	18,899	18,733
Industrial	109	107
All Others	46	51
	141,117	139,809
YTD WEATHER AS A PERCENT OF NORMAL:

Cooling Degree Days (Indiana)	N/A	N/A
Heating Degree Days (Indiana)	90%	84%